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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44563) of DeVry Inc. of our report dated
August 2, 1999 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 2, 1999 relating to the financial statement schedule, which appears in this Form 10-K.




Chicago, Illinois
September 27, 1999